Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement of Form S-8 of PACEL CORP.
(the "Company") of our report dated, April 5, 2002, on the financial statements of the Company, which report appears in the Company's Annual Report filed on Form
10-KSB (File No. 001-15647) filed with the Securities and Exchange Commission.

/s/ Peter C. Cosmas Co., CPAs
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PETER C. COSMAS CO., CPAs


New York, New York
May 30, 2002